Exhibit 20.1
                                                             ------------
CHASE MANHATTAN AUTO GRANTOR TRUST
SERIES 1996-B
STATEMENT TO CERTIFICATEHOLDERS

PERIOD  12                                              PAGE    # 1
DETERMINATION:  10-Sep-97                               Beginning       8/1/97
DISTRIBUTION:   15-Sep-97                               Ending          8/31/97
TIME:   9/23/97 17:02


                        CLASS A 6.61% ASSET BACKED CERTIFICATES
                        CLASS B 6.76% ASSET BACKED CERTIFICATES

          ORIG PRINCIPALBEG       PRINCIPAL         PRINCIPAL       INTEREST            TOTAL     END PRINCIPAL
CLASS            BALANCE            BALANCE      DISTRIBUTION   DISTRIBUTION     DISTRIBUTION           BALANCE

A      $1,478,422,107.71  $1,033,101,676.28    $35,968,331.62  $5,690,668.40   $41,659,000.02   $997,133,344.66
B         $45,725,000.00     $31,952,020.93     $1,112,437.34    $179,996.38    $1,292,433.72    $30,839,583.59


TOTALS $1,524,147,107.71  $1,065,053,697.21   $37,080,768.96   $5,870,664.78   $42,951,433.74 $1,027,972,928.25


                            FACTOR   INFORMATION   PER   $1,000


           PRINCIPAL        INTEREST    END PRINCIPAL
CLASS   DISTRIBUTION    DISTRIBUTION          BALANCE

A        24.32886482      3.84914996     674.45781517
B        24.32886473      3.93649820     674.45781498

Totals   24.32886483      3.85177044     674.45781516



   IF THERE ARE ANY QUESTIONS OR COMMENTS, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW



                                           KIM COSTA
                         THE CHASE MANHATTAN BANK - ASPG
                        450 WEST 33RD STREET, 15TH FLOOR
                            NEW YORK, NEW YORK 10001
                                 (212) 946-3247

CHASE MANHATTAN AUTO GRANTOR TRUST
SERIES 1996-B
STATEMENT TO CERTIFICATEHOLDERS

PERIOD  12                                         PAGE           # 2
DETERMINATION:  10-Sep-97                          Beginning       8/1/97
DISTRIBUTION:   15-Sep-97                          Ending         8/31/97
TIME:   9/23/97 17:02

                                                                     per $1000
Section 5.8 (iii)       Servicing Fee                 $887,544.75    .58232223


Class       Principal      Interest      Total         Prin (per $1000/orig)    Int (per $1000/orig)    Total (per $1000/orig)

A      $35,968,331.62   $5,690,668.40  $41,659,000.02       24.32886482              3.84914996              28.17801478
B       $1,112,437.34     $179,996.38   $1,292,433.72       24.32886473              3.93649820              28.26536293

Total  $37,080,768.96   $5,870,664.78  $42,951,433.74       24.32886483              3.85177044              28.18063527

Section 5.8 (v)    Pool Balance at the end of the
                    Collection Period                         $1,027,972,928.25

Section 5.8 (vi)   Aggregate Net Losses for Collection
                    Period                                          $411,359.41

Section 5.8 (vii)  Carryover Shortfall for Collection Period
                   Class A Interest                0.00
                   Class B Interest                0.00
                   Class A Principal               0.00
                   Class B Principal               0.00
                              TOTAL                0.00

Section 5.8 (viii) Reserve Account Balance after Disbursement    $33,409,120.17

Section 5.8 (ix)   Specified Reserve Account Balance             $33,409,120.17

Section 5.8 (x)    Repurchase Amounts for Repurchased Receivables
                   Seller                                                 $0.00
                   Servicer                                          $54,992.71
                   TOTAL                                             $54,992.71

Section 5.8 (xi)   Advance Summary for Collection Period
                   Unreimbursed Advances for Period               $4,553,412.84
                   Unreimbursed Advances for Previous Period      $4,155,229.48
                   Change from Previous Period                      $398,183.36

                   Reimbursed Advance from Collections            $1,008,766.37
                   Reimbursed Advance from Liquidation Proceeds      $24,902.41
                   Reimbursed Advance from Reserve Account Withdrawls     $0.00


(C) COPYRIGHT 1997, CHASE MANHATTAN BANK